                                                EXHIBIT 10.1

SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT
OF
PLATINUM ENERGY SOLUTIONS, INC.

This Second Amendment to Stockholders Agreement of Platinum Energy Solutions, Inc. is made as of March 6, 2012 (this “Amendment”), by and among Platinum Energy Solutions, Inc., a Nevada corporation (the “Company”), and the Investors and the Stockholders set forth on the signature page hereto.
W I T N E S S E T H
WHEREAS, the parties hereto are parties to that certain Stockholders Agreement dated March 3, 2011, as amended by the First Amendment to Stockholders Agreement dated January18, 2012 (collectively, the “Amended Agreement”);

WHEREAS, the Company, the Investors holding a majority of the shares of Common Stock purchased under the Purchase Agreement, and the Stockholders holding at least 70% of the shares of Common Stock of the Company, desire to amend the Amended Agreement to, among other things, decrease the number of directors to five (5) directors; and

NOW, THEREFORE, for good and valuable consideration, this Amendment provides as follows:

1.    Definitions. Terms used but not defined herein shall have the meanings given them in the Amended Agreement. The Amended Agreement as amended by this Amendment is hereinafter referred to as the “Agreement.”
2.    Board Composition. Section 7.1 of the Amended Agreement is hereby deleted in its entirety and replaced with the following:

7.1    Board Composition. Each party hereto agrees to vote all of such Stockholder's shares of voting securities in the Company, whether now owned or hereafter acquired or which such party may be empowered to vote, and to take such other action with respect thereto (including, without limitation, the giving of consents), from time to time and at all times, in whatever manner shall be necessary to ensure (i) the Board shall be comprised of five (5) individuals (except as contemplated by Section 7.2), and (ii) that all of the following Persons shall serve from time to time as directors of the Company:
(a)L. Charles Moncla, Jr. (provided he is an executive officer of the Company or owns any shares of capital stock of the Company);
(b)one (1) individual designated by the holders of a majority in interest of the Common Stock held by the Management Holders, such individual to be determined by the Management Holders following the date hereof;
(c)two (2) individuals designated by the holders of a majority in interest of the shares of Common Stock purchased under the Purchase Agreement by the Investors (the “Preferred Directors”), which individuals shall initially be José Feliciano and Colin Leonard; and
(d)one (1) individual designated by L. Charles Moncla, Jr. and approved by holders of a majority in interest of the Stock Units, such approval not to be unreasonably withheld, which individual shall be Richard L. Crandall, to serve for the term provided in the Company's Bylaws (the “5th Director”); provided however, that from and after the date that is one year following his appointment as the 5th Director, the holders of a majority in interest of the Stock Units may either re-designate the 5th Director or designate a new 5th Director which director shall be subject to the consent of the remaining members of the Board (which consent shall not be unreasonably withheld). If a majority of the remaining members of the Board do not approve the initial new 5th Director designated by the holders of a majority in interest of the Stock Units, such holders shall designate a second 5th Director. If the second 5th director is not approved by a majority of the remaining members of the Board, then such holders shall submit a list of four potential 5th directors (which list may include the first two 5th Directors previously rejected by the members of the Board), and a majority of the remaining members of the Board shall select the 5th Director from such list; and

3.    Limited Modification. Except to the extent amended or modified herein, all provisions of the Amended Agreement remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Stockholders Agreement as of the date set forth above.

COMPANY:

Platinum Energy Solutions, Inc.
By:	/s/ L. Charles Moncla, Jr.
Name: L. Charles Moncla, Jr.
Title: Chief Executive Officer

INVESTORS HOLDING A MAJORITY OF THE SHARES OF COMMON STOCK PURCHASED UNDER THE PURCHASE AGREEMENT:

Clearlake Capital Partners II (Master), L.P.
By:	/s/ José E. Feliciano
Name: José E. Feliciano
Title: Partner

Moncla Platinum Investment Group, LLC
By:	/s/ L. Charles Moncla, Jr.
Name: L. Charles Moncla, Jr.
Title: Manager

STOCKHOLDERS HOLDING AT LEAST 70% OF THE SHARES OF COMMON STOCK OF THE COMPANY:

Clearlake Capital Partners II (Master), L.P.
By:	/s/ José E. Feliciano
Name: José E. Feliciano
Title: Partner

Moncla Platinum Investment Group, LLC
By:	/s/ L. Charles Moncla, Jr.
Name: L. Charles Moncla, Jr.
Title: Manager

Layton Corporation
By:	/s/ J. Clarke Legler, II
Name: J. Clarke Legler, II
Title: